As filed with the Securities and Exchange Commission February 20, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SANTA LUCIA BANCORP

(Exact name of registrant as specified in its charter)

California	35-2267934
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6022

(Primary Standard Industrial Classification Code Number)

7480 El Camino Real

Atascadero, California

93423

(805) 466-7087

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John C. Hansen

President and Chief Executive Officer

Santa Lucia Bancorp

7840 El Camino Real

Atascadero, California 93423

(Name and address of agent for service)

(805) 466-7087

(Telephone number, including area code, of agent for service)

Copies of communications to:

Kenneth E. Moore, Esq.

Reitner, Stuart & Moore

1319 Marsh Street

San Luis Obispo, CA  93401

(805) 545-8590

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed maximum offering price per unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Fixed Rate Cumulative Perpetual Preferred, Series A, no par value per share	4,000		$1,000	(1)	$4,000,000	(1)	$157.00
Warrant to Purchase Common Stock, no par value per share, and underlying shares of Common Stock(2)	37,360	(2)	$16.06	(3)	$600,001.60	(3)	$24.00
Total:					4,600,000		$181.00
(1)

Calculated in accordance with Rule 457(a) and includes such additional number of shares of Fixed Rate Cumulative Perpetual Preferred, SERIES A, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions.

(2)

In addition to the Fixed Rate Cumulative Perpetual Preferred, SERIES A, there are being registered hereunder (a) a warrant for the purchase of 37,360 shares of common stock with an initial per share exercise price of $16.06 per share, (b) the 37,360 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock and warrants, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(3)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $16.06.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling security holders may not sell these securities or accept an offer to buy those securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 20, 2009

PROSPECTUS

SANTA LUCIA BANCORP

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A

WARRANT TO PURCHASE 37,360 SHARES OF COMMON STOCK

37,360 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, SERIES A, or the SERIES A preferred stock, a warrant to purchase 37,360 shares of common stock, or the warrant, and any shares of common stock issuable from time to time upon exercise of the warrant. In this prospectus, we refer to the shares of SERIES A preferred stock, the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities. The SERIES A preferred stock and the warrant were originally issued by us pursuant to the Letter Agreement dated December 19, 2008, and the related Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of securities by the selling securityholders.

Neither the SERIES A preferred stock nor the warrant is listed on an exchange, and, unless requested by the initial selling securityholder, we do not intend to list the SERIES A preferred stock on any exchange.  We do not intend to list the warrant on any exchange.

Our common stock is quoted on the over the counter bulletin board under the symbol “SLBA.” On February 11, 2009, the closing price of our common stock on the over the counter bulletin board was $11.50 per share. You are urged to obtain current market quotations of the common stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2.

Our principal executive offices are located at 7480 El Camino Real, Atascadero, California 93423, and our telephone number is (805) 466-7087. Our Internet address is http://www.santaluciabank.com.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

In this prospectus, “Santa Lucia Bancorp,” the “Company,” “we,” “our,” “ours,” and “us” refer to Santa Lucia Bancorp, which is a bank holding company headquartered in Atascadero, California, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Santa Lucia Bank” mean Santa Lucia Bank, which is our bank subsidiary.  The website for Santa Lucia Bancorp and Santa Lucia Bank is www.santaluciabank.com.  Information on the website does not constitute part of this prospectus, unless specifically incorporated by reference.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered “forward looking statements” within the meaning of United States securities laws. In addition, Santa Lucia Bancorp and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about Santa Lucia Bancorp’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to Santa Lucia Bancorp and its subsidiaries, including Santa Lucia Bank.

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC. Santa Lucia Bancorp undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate Santa Lucia Bancorp. Any investor in Santa Lucia Bancorp should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the securities by the selling securityholders.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following is a brief description of the terms of the SERIES A preferred stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended, including the certificate of determination with respect to the SERIES A preferred stock, copies of which have been filed with the SEC and are also available upon request from us.

General

Under our Articles of Incorporation, as amended, we have authority to issue up to 20 million shares of preferred stock, no par value per share. Of such number of shares of preferred stock, 4,000 shares have been designated as Fixed Rate Cumulative Perpetual Preferred Stock, SERIES A, all of which shares of SERIES A preferred stock were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of SERIES A preferred stock are validly issued, fully paid and nonassessable.

Dividends Payable On Shares of SERIES A Preferred Stock

Holders of shares of SERIES A preferred stock are entitled to receive if, as and when declared by our Board of Directors or a duly authorized committee of the Board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of SERIES A preferred stock with respect to each dividend period from December 19, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of SERIES A preferred stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of SERIES A preferred stock with respect to each dividend period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the SERIES A preferred stock are payable to holders of record of shares of SERIES A preferred stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the Board of Directors or any duly authorized committee of the Board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the SERIES A preferred stock, we are required to provide written notice to the holders of shares of SERIES A preferred stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to California state laws relating to the payment of dividends.  Since we receive substantially all of our revenue from Santa Lucia Bank, our ability to pay dividends on our common stock or preferred stock depends on our receipt of dividends from Santa Lucia Bank.  Dividend payments from Santa Lucia Bank are subject to legal and regulatory limitations, generally based on net income and retained earnings.  The ability of Santa Lucia Bank to pay dividends to us is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the SERIES A preferred stock will rank:

•                senior to our common stock and all other equity securities designated as ranking junior to the SERIES A preferred stock; and

•                at least equally with all other equity securities designated as ranking on a parity with the SERIES A preferred stock, or parity stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of Santa Lucia Bancorp.

So long as any shares of SERIES A preferred stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on Santa Lucia Bancorp’s common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the SERIES A preferred stock for all prior dividend periods, other than:

•                purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•                purchases or other acquisitions by broker-dealer subsidiaries of Santa Lucia Bancorp solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•                purchases or other acquisitions by broker-dealer subsidiaries of Santa Lucia Bancorp for resale pursuant to an offering by Santa Lucia Bancorp of our stock that is underwritten by the related broker-dealer subsidiary;

•                any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•                acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not Santa Lucia Bancorp or a subsidiary of Santa Lucia Bancorp, including as trustee or custodian; and

•                the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 19, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of SERIES A preferred stock from a holder other than the initial selling securityholder, we must offer to repurchase a ratable portion of the SERIES A preferred stock then held by the initial selling securityholder.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the SERIES A preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the SERIES A preferred stock), with respect to the SERIES A preferred stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our

Board of Directors (or a duly authorized committee of the Board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the SERIES A preferred stock from time to time out of any funds legally available for such payment, and the SERIES A preferred stock shall not be entitled to participate in any such dividend.

Redemption

The SERIES A preferred stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $1 million, which equals 25% of the aggregate liquidation amount of the SERIES A preferred stock on the date of issuance. In such a case, we may redeem the SERIES A preferred stock, subject to the approval of Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than Santa Lucia Bancorp or its subsidiaries after December 19, 2008, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as tier 1 capital of Santa Lucia Bancorp at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of common stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

After February 15, 2012, the SERIES A preferred stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The SERIES A preferred stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of SERIES A preferred stock have no right to require the redemption or repurchase of the SERIES A preferred stock.

If fewer than all of the outstanding shares of SERIES A preferred stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of SERIES A preferred stock in proportion to the number of shares held by those holders or in such other manner as our Board of Directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of SERIES A preferred stock by first class mail, postage prepaid, addressed to the holders of record of the shares of SERIES A preferred stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of SERIES A preferred stock designated for redemption will not affect the redemption of any other SERIES A preferred stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of SERIES A preferred stock are to be redeemed, and the number of shares of SERIES A preferred stock to be redeemed (and, if less than all shares of SERIES A preferred stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of SERIES A preferred stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of SERIES A preferred stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the SERIES A preferred stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the SERIES A preferred stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of SERIES A preferred stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of SERIES A preferred stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of SERIES A preferred stock has been paid in full to all holders of SERIES A preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the SERIES A preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of SERIES A preferred stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the SERIES A preferred stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), holders of SERIES A preferred stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate corporate governance requirements of the over the counter bulletin board (or any exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of SERIES A preferred stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of Santa Lucia Bancorp will be reduced by the number of preferred stock directors that the holders of SERIES A preferred stock and voting parity stock had been entitled to elect. The holders of a majority of shares of SERIES A preferred stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares SERIES A preferred stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of SERIES A preferred stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of organization, the vote or consent of the holders of at least 66 2/3% of the shares of SERIES A preferred stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•                any amendment or alteration of our articles of organization to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the SERIES A preferred stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of Santa Lucia Bancorp;

•                any amendment, alteration or repeal of any provision of the certificate of determination for the SERIES A preferred stock so as to adversely affect the rights, preferences, privileges or voting powers of the SERIES A preferred stock; or

•                any consummation of a binding share exchange or reclassification involving the SERIES A preferred stock or of a merger or consolidation of Santa Lucia Bancorp with another entity, unless the shares of SERIES A preferred stock remain outstanding following any such transaction or, if Santa Lucia Bancorp is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of SERIES A preferred stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the SERIES A preferred stock, taken as a whole.

To the extent of the voting rights of the SERIES A preferred stock, each holder of SERIES A preferred stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of SERIES A preferred stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of SERIES A preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of SERIES A preferred stock to effect the redemption.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 37,360 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $4 million, which is equal to 100% of the aggregate liquidation preference of the SERIES A preferred stock, the number of shares of common stock underlying the warrant then held by the selling securityholders will be reduced by 50% to 18,680 shares. The number of shares subject to the warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the warrant is $16.06 per share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before December 19, 2018 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by Santa Lucia Bancorp of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. As with our common stock currently, the shares of common stock issuable upon exercise of the warrant will be quoted on the over the counter bulletin board.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability

The initial selling securityholder may not transfer a portion of the warrant with respect to more than 18,680 shares of common stock until the earlier of the date on which Santa Lucia Bancorp has received aggregate gross proceeds from a qualified equity offering of at least $4 million and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 19, 2011 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•                as consideration for or to fund the acquisition of businesses and/or related assets;

•                in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

•                in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•                in connection with the exercise of preemptive rights on terms existing as of December 19, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving Santa Lucia Bancorp and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

General

The discussion below is a summary of various rights of shareholders, it is not intended to be a complete statement of all rights.  The discussion is qualified in its entirety by reference to the Articles of Incorporation of the Company, the Company’s Bylaws as well as the provisions of California and federal law.

Authorized Capital Stock.

The Company’s Articles of Incorporation authorize the issuance of up to 20,000,000 shares of Company common stock, no par value, of which 1,923,053 shares were outstanding as of November 30, 2008, and 20,000,000 shares of Company preferred stock, no par value.

Issuance of Stock.  Under the Company’s Articles of Incorporation, shares of common stock or preferred stock may be issued from time to time by the Board of Directors without the approval of the shareholders.

Liquidation Rights.  In the event of liquidation, holders of common stock of the Company are entitled to rights to assets distributable to shareholders on a pro rata basis after satisfaction of liabilities and rights of holders of preferred stock, if any.

Redemption Rights.  The Company is empowered by California law to buy its shares of stock from its shareholders at the mutual accord of the shareholder and the Company.

Preemptive Rights.  The Company’s Articles of Incorporation do not provide for preemptive rights.

Conversion Rights.  The Company common stock has no conversion rights.

Sinking Fund Provisions.  The Company common stock has no sinking fund provisions.

Voting Rights.   Each share of Company common stock is entitled to one vote per share.

Cumulative voting in the election of directors of the Company will apply by virtue of California law.  Cumulative voting entitles a shareholder to vote as many votes as equals the number of shares the shareholder owns multiplied by the number of directors to be elected.  A shareholder may cast all his votes for a single candidate or distribute such votes among any or all of the candidates.

Shareholder Action without a Meeting.  The Company’s Bylaws provide that any action that is required or permitted to be taken by shareholders at an annual or special meeting may be taken by a written consent signed by the same number of shareholders that would be required to approve a measure presented at an annual or special meeting.

Shareholder Vote on Business Combinations.  In general, approval of a business combination (a merger or sale of assets) involving the Company requires the approval of a majority of the Board of Directors and a favorable vote of a majority of the outstanding shares.

Special Meetings of Shareholders.  The Company’s Bylaws provide that a special meeting of the shareholders may be called by, among others, holders of 10% or more of the outstanding voting shares.

Dividends.   The Company may pay cash dividends out of funds legally available therefor, subject to the restrictions set forth in the California General Corporation Law (the “CGCL”).  The CGCL provides that a corporation may make a distribution to its shareholders if the corporation’s retained earnings equal at least the amount of the proposed distribution.  CGCL also provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its shareholders if it meets two conditions, which generally stated are as follows: (i) the corporation’s assets equal at least 1-1/4 times its liabilities, and (ii) the corporation’s current assets equal at least its current liabilities or, if the average of the corporation’s earnings before taxes on income and before interest expenses for the two preceding fiscal years was less than the average of the corporation’s interest expenses for such fiscal years, then the corporation’s current assets  must equal at least 1-1/4 times its current liabilities.

The ability of the Company to pay a cash dividend depends largely on Santa Lucia Bank’s ability to pay a cash dividend to the Company.  The payment of cash dividends by the Santa Lucia Bank is subject to restrictions set forth in the California Financial Code (the Financial Code).  The Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lesser of (a) the bank’s retained earnings; or (b) the bank’s net income for its last three fiscal years, less the amount of any distributions made by the bank or by an majority-owned subsidiary of the bank to the shareholders of the bank during such period.  However, a bank may, with the approval of the Department of Financial Institutions (“DFI”), make a distribution to its shareholders in an amount not exceeding the greater of (x) its retained earnings; (y) its net income for its last fiscal year; or (z) its net income for its current fiscal year.  In the event that the DFI determines that the shareholders’ equity of the bank is inadequate or that the making of a distribution by the bank would be unsafe or unsound, the DFI may order the bank to refrain from making a proposed distribution.

Additionally, the Company’s junior subordinated debt agreements contain provisions which prohibit the paying of dividends if it defers payment of interest on outstanding trust preferred securities.

The Company intends to pay cash dividends in the future subject to various factors including regulatory restrictions described above. Whether or not any dividends will be paid in the future will be determined by the Board of Directors after consideration of various factors. The Company’s profitability and regulatory capital ratios in addition to other financial conditions will be key factors considered by the Board of Directors in making such determinations regarding the payment of dividends by the Company.

In addition, the terms of SERIES A Preferred Stock contain restrictions on the payment of dividends on our common stock.  See the discussion, “DESCRIPTION OF SERIES A PREFERRED STOCK” beginning on page 3.

Amendment to Charter and Bylaws.  Amendments to the Company’s Articles of Incorporation generally require the approval of a majority vote of the Company’s Board of Directors and also by a majority of the outstanding shares of the Company’s voting stock.  The Company’s Bylaws may be amended by a majority vote of the Board of Directors or the affirmative vote of a majority of the total votes eligible to be voted by shareholders.

Board of Directors.  The Company’s Bylaws provide that the number of directors shall be not less than 7 nor more than 13 with the exact number of directors fixed by a resolution of the Board or shareholders.  The number of directors has been fixed at 9.

Directors of the Company will also be elected annually for a one year term.

In general, the removal of a director of the Company requires a vote of a majority of the shareholders at a meeting.

Nomination to the Board of Directors.  The Company’s Bylaws require shareholders to comply with certain prior notice provisions in connection with the nomination of persons to become directors of the Company.  Failure to comply with these provisions may result in the nomination being disregarded.

Dissenters’ Rights.  Because the Company is a California corporation, the dissenters’ rights available to Company shareholders also will be governed by Chapter 13 of the CGCL.

Preferred Stock.  The preferred stock may be issued from time to time in one or more series without action by the shareholders.  The Board of Directors is authorized to designate and to fix the number of shares of any such series of preferred stock and to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, including, but not limited to, dividend rate, voting, liquidation preference and conversion rights.  The Board of Directors, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease the number of shares in such series (but not below the number of shares of any series subsequent to the issue of shares of that series).

Our SERIES A preferred stock has, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as currently, or as may be, fixed by our Board of Directors.

  Financial Information.  The Company currently files certain periodic information and reports with the SEC pursuant to the Securities Exchange Act of 1934, including an annual report and quarterly reports containing financial information.  Copies of these reports are available for review at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Information on the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an internet website that will contain the Company’s periodic reports, proxy statements and other information.  The address of that site is www.sec.gov.

Our common stock is quoted on the over the counter bulletin board. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of

25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Section 700 et seq. of the California Financial Code precludes, without the approval of the commissioner, attempting to acquire by way of making, requesting and/or inviting a tender offer or, or actually acquiring, “control,” as said term is defined in Section 700 of the California Financial Code, either directly or indirectly, of a “bank” or a “controlling person,” as said terms are defined in Section 700 of the California Financial Code.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•                on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, on the over the counter bulletin board in the case of the common stock;

•                in the over-the-counter market;

•                in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•                through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the SERIES A preferred stock or the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the over the counter bulletin board pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the SERIES A preferred stock on any securities exchange or for inclusion of the SERIES A preferred stock in any automated quotation system unless requested by the initial selling shareholder. No assurance can be given as to the liquidity of the trading market, if any, for the SERIES A preferred stock.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

On December 19, 2008, we issued the securities covered by this prospectus to the United States Department of Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•                4,000 shares of SERIES A preferred stock, representing beneficial ownership of 100% of the shares of SERIES A preferred stock outstanding on the date of this prospectus;

•                a warrant to purchase 37,360 shares of our common stock, representing beneficial ownership of approximately 1.94% of our common stock as of November 30, 2008; and

•                37,360 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 1.94% of our common stock as of November 30, 2008.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

LEGAL MATTERS

The validity of the SERIES A preferred stock, the warrant and the common stock offered hereby will be passed upon for us by Reitner, Stuart & Moore.

EXPERTS

The consolidated financial statements of Santa Lucia Bancorp appearing in Santa Lucia Bancorp’s Annual Report on Form 10-KSB for the year ended December 31, 2007, and the effectiveness of Santa Lucia Bancorp’s internal control over financial reporting as of December 31, 2007 have been audited by Vavrinek, Trine, Day & Co., LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.santaluciabank.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

INCORPORATION BY REFERENCE

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•                Annual Report on Form 10-KSB for the year ended December 31, 2007;

•                Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

•                Current Reports on Form 8-K filed on January 29, 2008, March 24, 2008, April 29, 2008, July 9, 2008, July 31, 2008, September 19, 2008, October 17, 2008, October 27, 2008, November 6, 2008, December 22, 2008 and December 22, 2008.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Santa Lucia Bancorp

7480 El Camino Real

Atascadero, California 93422

Telephone: (805) 466-7087

Attn: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Securities being registered hereby, all of which will be borne by Santa Lucia Bancorp (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$181

Legal fees and expenses	$20,000

Accounting fees and expenses	$0.00

Miscellaneous expenses	$3,595

Total expenses	$23,776

Item 14.	Indemnification of Directors and Officers.

Santa Lucia Bancorp and its subsidiary, Santa Lucia Bank, are subject to the California General Corporation Law (the “CGCL”), which provides a detailed statutory framework covering indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s Articles of Incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The Bylaws of Santa Lucia Bancorp and Santa Lucia Bank contain provisions substantially identical to the provisions of the CGCL.

In addition, Santa Lucia Bancorp and Santa Lucia Bank maintain directors’ and officers’ liability insurance policies.

Item 15.	Recent Sales of Unregistered Securities.

On Friday, December 19, 2008, Santa Lucia Bancorp, entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company agreed to issue and sell (i) 4,000 shares of the Company’s Preferred Stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 37,360 shares of the Company’s Common Stack, no par value per share (the “Common Stock”) for an aggregate purchase price of $4,000,000 in cash.

The Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter.  The Preferred Stock may be redeemed by the Company after three years. Prior to the end of the three years, the Preferred Stock may be redeemed only with proceeds from the sale of qualifying equity securities of the Company (a “Qualified Equity Offering”).

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $16.06 per share of the Common Stock.

If the Company receives aggregate gross cash proceeds of not less than $4,000,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant.

The Preferred Stock and the Warrants were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The proceeds from the sale of securities shall be used to increase lending and for those matters determined by the Company’s board of directors and management to be in the best interest in the Company and its shareholders.

Item 16.	Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1

Articles of Incorporation, of the Registrant (filed as Exhibit 3.01 to the Registrant’s Annual Report on Form 10-KSB for the year ending December 31, 2007, filed on March 21, 2008 and incorporated herein by reference).

4.2	Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-KSB for the year ending December 31, 2007, filed on March 21, 2008 and incorporated herein by reference).

4.3

Purchase Agreement, dated as of December 19, 2008, between the Registrant and the United States Department of the Treasury (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 22, 2008 and incorporated herein by reference).

4.4

Warrant, dated December 19, 2008, to purchase shares of Common Stock of the Registrant (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 22, 2008 and incorporated herein by reference).

4.5	Certificate of Determination for Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 22, 2008 and incorporated herein by reference).

4.6	Form of Stock Certificate for Preferred Stock (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 22, 2008 and incorporated herein by reference).

5.1	Opinion of Reitner, Stuart & Moore.

23.1	Consent of Vavrinek, Trine, Day & Co., LLP .

23.2	Consent of Reitner, Stuart & Moore, included in Exhibit 5.1 filed herewith.

24.1	Powers of Attorney

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Atascadero, State of California on February 18, 2009.

SANTA LUCIA BANCORP

By:	/s/ John C. Hansen
John C. Hansen
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 18, 2009.

Signature	Capacity

/s/ Jerry W. Decou III.	Director, Chairperson of the Board
JERRY W. DECOU III

/s/ Khatchik H. Achadjian	Director
KHATCHIK H. ACHADIJAN

/s/ John C. Hansen	Director, President and CEO
JOHN C. HANSEN

/s/ Stanley R. Cherry	Director
STANLEY R. CHERRY

/s/ Jean Hawkins	Director
JEAN HAWKINS

/s/ D. Jack Stinchfield	Director
D. JACK STINCHFIELD

/s/ Paul G. Moerman	Director
PAUL G. MOERMAN

/s/ Douglas C. Filipponi	Director, Vice Chairman
DOUGLAS C. FILIPPONI

/s/ Larry H. Putnam	Director, Past President and Past CEO
LARRY H. PUTNAM